FOR IMMEDIATE RELEASE

STRATEGIC STORAGE TRUST, INC. ACQUIRES
NINE FACILITIES IN THE SOUTHWEST/SOUTHEAST
MARKETS FOR APPROXIMATELY $64 MILLION

Self-storage REIT adds 710,000 NRSF of
stabilized properties to its expanding portfolio

LADERA RANCH, Calif. - Nov. 7, 2013 - In separate transactions, Strategic Storage Trust, Inc. (SSTI) - a publicly registered non-traded REIT investing in self storage - recently purchased five self-storage properties located in the greater Dallas/Fort Worth and Midland, Texas market and four self-storage properties located in Alabama and Tennessee. All nine facilities will be re-branded under the SmartStop® Self Storage trade name.

The Southwest portfolio totals approximately 390,000 square feet and 2,800 units and was acquired for a total aggregate purchase price of approximately $27 million.

This five-property acquisition includes:

    810 S. Denton Tap Road in Coppell, TX (740 units, 101,735 square feet)
    1925 S. Bowie Drive in Weatherford, TX (470 units, 61,995 square feet)
    1712 W. Randol Mill Road in Arlington, TX (445 units, 59,495 square feet)
    5005 Andrews Highway in Midland, TX (615 units, 92,820 square feet)
    1904 W. Loop 250 N. in Midland, TX (535 units, 75,800 square feet)

The Southeast self-storage portfolio acquisition totals approximately 320,000 square feet and 2,400 units and was acquired for a total aggregate purchase price of approximately $37 million. All sites in the Southeast portfolio feature climate controlled units with buildings built in 2005 or later.

This four property acquisition includes:

    4245 Carmichael Rd. in Montgomery, AL (540 units, 65,400 square feet)
    19668-B Hwy 11 E. in Lenoir City, TN (650 units, 102,200 square feet)
    735 Ebenezer Rd. in Knoxville, TN (680 units, 78,500 square feet)
    1540 Lovell Rd. in Knoxville, TN (510 units, 74,400 square feet)

"We targeted these self-storage facilities due to their high occupancy levels and solid locations," said H. Michael Schwartz, chairman and CEO of SSTI. "Both portfolios are an ideal fit for our growing brand and strategy, allowing for continued expansion in these markets."

About Strategic Storage Trust, Inc.

Strategic Storage Trust, Inc. (SSTI) is one of five publicly registered self-storage REITs in the United States and is one of the fastest growing self-storage non-traded REITs nationwide. The SSTI management team is comprised of industry veterans with extensive institutional experience in the acquisition and property management of self-storage properties. Since the launch of SSTI in 2008, the company's portfolio of wholly-owned properties has expanded to include 122 properties in 17 states and Canada that are being branded as SmartStop® Self Storage. The portfolio includes approximately 77,000 self-storage units and 10.2 million rentable square feet of storage space. For more information about SSTI, please call 949-469-6600 or visit www.strategicstoragetrust.com

To view our properties and locations or to find a nearby storage facility, visit www.smartstopselfstorage.com

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as "may," "will," "expect," "intend," "anticipate," "estimate," "believe," "continue," or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company's prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.

Media Contacts:

Vanessa Showalter
Media Strategist
Anton Communications
949-748-0542
vshowalter@antonpr.com
www.antonpr.com

Genevieve Anton
Principal
Anton Communications
714-544-6503
ganton@antonpr.com
www.antonpr.com